Exhibit 99.1

Certification of Chief Executive Officer and Chief Financial Officer Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of D.L. Peterson Trust (the "Company") on Form 10-K for the period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), George J Kilroy, as Chief Executive Officer of Raven Funding LLC, the Settlor of the Company, and Neil J Cashen, as Chief Financial Officer of Raven Funding LLC, the Settlor of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

  (1)
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ GEORGE J KILROY George J Kilroy Chief Executive Officer of Raven Funding LLC, the Settlor of the Company March 10, 2003

/s/ NEIL J CASHEN Neil J Cashen Chief Financial Officer of Raven Funding LLC, the Settlor of the Company March 10, 2003

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended